Exhibit 10.1

Compensation Information for the Company’s Named Executive Officers

Robert Blum, President & Chief Executive Officer: base salary $686,400; 2019 bonus award $336,600; 2020 target bonus 60% of salary.

David Cragg, Chief Human Resources and Administration Officer: base salary $398,948; 2019 bonus award $135,412; 2020 target bonus 40% of salary.

Ching Jaw, Senior Vice President, and Chief Financial Officer: base salary $450,108; 2019 bonus award $149,315; 2020 target bonus 40% of salary.

Fady Malik, Executive Vice President, Research and Development: base salary $516,011; 2019 bonus award $168,200; 2020 target bonus 40% of salary.